Exhibit 10.7

Trademark Licensing Contract (English Translation)

This Licensing Contract (“this Contract”) was made and entered into in Shenzhen City, the People’s Republic of China (“China”) on 08/17/2019 by and between the following parties:

Party A: Shenzhen Lohas World Co., Ltd. (hereinafter referred to as “Party A”)

Unified social credit code:

Legal Representative: ZHANG Yanyue

Party B: Lohas Agricultural Information Technology Co., Ltd. (hereinafter referred to as “Party B”)

Unified social credit code:

Legal Representative: ZHANG Yanyue

According to the relevant provisions of the Trademark Law of the People’s Republic of China and the Implementing Regulations of the Trademark Law of the People’s Republic of China, the Parties have, in line with the principles of voluntariness and good faith, signed this Trademark Licensing Contract as follows by consensus:

The aforementioned are referred to as a “Party” individually and the “Parties” collectively.

Article I	Definition

The terms and expressions referred to in this Article are those that need to be defined when this Contract is signed.

1.	China: refers to the People’s Republic of China, excluding the Hong Kong Special Administrative Region, Macao Special Administrative Region and Taiwan;

2.	Trademark Licensor: refers to the licensor of the Licensed Trademarks, that is, Party A;

3.	Licensed Trademarks: refers to the trademarks as shown in Appendix I hereto which are registered by Party A in the Trademark Office of the State Administration for Industry and Commerce of the People’s Republic of China by obtaining the Trademark Registration Certificate;

4.	Trademark Licensee: refers to the licensee of Licensed Trademarks, including Party B and its controlled subsidiaries;

5.	Third Party: refers to any individual, legal person, company, enterprise, government or other economic entity other than Party A or the Trademark Licensee;

6.	Force Majeure: refers to all events unforeseeable, unavoidable or whose consequences are insurmountable which seriously prevent either Party from fulfilling all or part of its obligations hereunder.

Article II	Grant of License

1.	Party A shall license the Licensed Trademarks to the Trademark Licensee for use in China within the scope of the approved services as shown in Appendix I and within the business scope of the Trademark Licensee.

2.	Party A shall not prohibit Party B from sublicensing the Licensed Trademarks to a controlled subsidiary/branch that is established, acquired or otherwise owned by the Trademark Licensee during the licensing period as agreed herein.

Article III	Licensing Period

The licensing period for any registered trademark hereunder shall start from the effective date hereof to the expiration date of the validity term of such registered trademark hereunder. In the case that Party A has renewed the registered trademark before the expiration of the validity term, the licensing period for such registered trademark shall be automatically extended to the expiration date of the renewed validity term, and so on.

Article IV	Fees

The royalty for the Licensed Trademarks hereunder shall be RMB One Yuan Only. Party B may reasonably use the Licensed Trademarks upon obtaining license hereunder without paying additional fees to Party A.

Article V	Right of First Refusal

In the case that Party A intends to transfer the Licensed Trademarks, it shall notify Party B in writing in advance. Party B shall enjoy the right of first refusal under the same conditions. Party B’s failure to exercise the right of first refusal within 30 days upon receipt of the written notice from Party A shall be deemed as its waiver of such right of first refusal.

Article VI	Mode of Provision

The mode of providing the Licensed Trademarks shall be as follows: Party A shall provide Party B with the electronic logo of the Licensed Trademarks, which may be printed by the Trademark Licensee for use.

Article VII	Representations, Undertakings and Warranties

1.	Party A warrants to Party B that it legally holds the ownership of the Licensed Trademarks and has the right to license the Trademark Licensee to use such Licensed Trademarks without the authorization, consent or approval of any Third Party;

2.	Except for the information already known by Party B, Party A warrants to Party B that the Licensed Trademarks are free from any pledge or any other third party right within the term hereof;

3.	Party A shall ensure the validity of the registered trademarks and promptly complete the procedures for the renewal of the registered trademarks;

4.	Party A warrants that it shall handle other procedures required to ensure the legality of the registered trademarks and shall cooperate to complete the filing procedures for trademark licensing;

5.	Party A undertakes not to allow any Third Party to use any registered trademark hereunder during the licensing period;

6.	Party A undertakes not to hold Party B liable for using the registered trademarks hereunder prior to the signing hereof or require Party B to provide compensation in any form.

Article VIII	Supervision

The Trademark Licensee shall not arbitrarily alter the word, design or combination thereof concerning the Licensed Trademarks of Party A, nor use the registered trademarks of Party A beyond the scope of goods or services licensed for use.

Article IX	Damage and Compensation

1.	Where either Party breaches its obligations, responsibilities, representations, undertakings and warranties set forth herein, it shall compensate the other Party for the resulting losses (including but not limited to direct losses and indirect losses), reasonable fees (including but not limited to attorney’s fees and legal costs, etc.) and the expenses;

2.	Party A shall assist Party B in settling and compensate Party B for losses (including, but not limited to, direct and indirect losses), reasonable fees (including but not limited to attorney’s fees and legal costs, etc.) and the expenses arising from any claim against Party B made by any Third Party asserting that the trademark license granted by Party A to Party B pursuant to this Contract infringes upon its rights;

3.	In the case that either Party fails to perform its obligations and responsibilities hereunder due to force majeure, it shall be exempted from the liability for breach of contract;

4.	This Contract shall be performed by the Parties in good faith after it enters into force. Except terminating the performance and notifying the other Party pursuant to laws and as agreed herein, Party A agrees to waive its unilateral termination right concerning this Contract, that is, Party A waives the right to unilaterally terminate this Contract; otherwise, it shall compensate Party B for the losses (including but not limited to direct and indirect losses), reasonable fees (including but not limited to attorney’s fees and legal costs, etc.) and expenses caused thereby.

Article X	This Contract shall come into force on the date of signing by the Parties, and may be terminated in advance by the Parties upon consensus.

Article XI	Except for the purpose of performing this Contract, neither Party A nor Party B shall disclose this Contract and any provisions hereunder to any Third Party, unless the Parties are obliged to do so pursuant to the provisions of applicable laws and regulations, or the provisions or requirements of relevant stock exchanges or regulatory authorities.

ArticleXII	In the event that either Party breaches any provision hereof or any dispute regarding this Contract arises, the Parties shall negotiate amicably to facilitate the proper settlement of such breach or dispute. In the case that the Parties are unwilling to negotiate or mediate, or that the negotiation or mediation fails, either Party may apply to Shenzhen Court of International Arbitration (Shenzhen Arbitration Commission) for arbitration of such dispute, controversy or claim in Shenzhen in accordance with the then effective arbitration rules of the Commission. The arbitration award shall be final and binding on the Parties.In the event of inconsistency between the Chinese and English translations of this contract, the Chinese version shall prevail.

Article XIII	This Contract shall be binding upon the heirs, successors and assigns of the Parties. If such heirs, successors and assigns become qualified as Parties hereto, they shall perform the obligations, responsibilities, representations, undertakings and warranties hereunder in good faith and enjoy the rights hereunder. Party A and Party B undertake to cause their respective heirs, successors and assigns to sign any agreement, correspondence, contract or other document required by laws and regulations to enable such heirs, successors and assigns to assume their obligations and rights hereunder and to complete all necessary procedures.

Article XIV	Anything not covered herein shall be settled by the Parties through amicable negotiation.

Article XV	This Contract is made in two (2) copies, with each copy having the same legal effect and each Party holding one (1) copy. Where it is necessary to provide any other version of this trademark licensing agreement to the Trademark Office or other competent authorities for handling the recording procedures, the Parties shall cooperate in signing such other version of this agreement. In case of any discrepancy between such version of agreement and this Agreement, this Agreement shall prevail.

(Signature Page, No Articles Below)

Party A: Shenzhen Lohas World Co., Ltd. (Seal)

Authorized representative (signature): /s/ Yanyue Zhang

Party B: Lohas Agricultural Information Technology Co., Ltd. (Seal)

Authorized representative (signature): /s/ Yanyue Zhang

Appendix: Licensed Trademarks

S/N	Graphics and Texts	Certificate No.	Category	Approved Services	Registrant	Registered (Renewed) Validity Term
1		12774714	35

Advertising; Advertising Planning; Public Relations; Business Management of Hotels; Import and Export Agency; Promoting for Others; Purchasing for Others (Purchasing Goods or Services for Other Enterprises); Employment Agency; Word Processing; Vending Machine Rental

					Shenzhen Lohas World Co., Ltd.	July 21, 2015 to July 20, 2025
2		21074204	31	Fresh betel nut	Shenzhen Lohas World Co., Ltd.	December 14, 2017 to February 13, 2027
3		21074235	31	Fresh betel nut	Shenzhen Lohas World Co., Ltd.	August 28, 2018 to August 27, 2028
4		24971943	31	Fresh betel nut	Shenzhen Lohas World Co., Ltd.	September 14, 2018 to September 13, 2028
5		13335334	35	Advertising; Advertising Planning; Public Relations; Business Management of Hotels; Import and Export Agency; Promoting for Others; Purchasing for Others (Purchasing Goods or Services for Other Enterprises); Employment Agency; Word Processing; Vending Machine Rental	Shenzhen Lohas World Co., Ltd.	February 7, 2015 to February 6, 2025
6		13335389	35	Advertising; Advertising Planning; Public Relations; Business Management of Hotels; Import and Export Agency; Promoting for Others; Purchasing for Others (Purchasing Goods or Services for Other Enterprises); Employment Agency; Word Processing; Vending Machine Rental	Shenzhen Lohas World Co., Ltd.	June 7, 2015 to June 6, 2025